CDI Corp. Reports First Quarter 2017 Results

PHILADELPHIA, May 10, 2017 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the first quarter ended March 31, 2017.

"During the first quarter, our investments in sales capacity and our collaborative programs to restore growth demonstrated positive momentum, with an expanding sales pipeline, add-on business secured from existing clients, and multiple new client wins," stated President and Interim Chief Executive Officer Michael S. Castleman. "We are progressing from a complex portfolio of independent staffing and service operations to a collaborative company that delivers managed, project and staffing services fueled by technical talent. As we continue this transformation, we remain intensely focused on opportunities to improve sales effectiveness, productivity and operating efficiency."

First Quarter 2017 Overview

  First quarter revenue of $187.6 million versus $233.5 million in first quarter 2016, or $210.6 million in first quarter 2016 excluding CDI AndersElite Limited ("Anders"), which was sold in September 2016
  First quarter net loss of $6.8 million, or $(0.37) per diluted share, versus net loss of $4.8 million in first quarter 2016, or $(0.24) per diluted share
  First quarter adjusted EBITDA1 loss of $2.6 million versus a loss of $0.8 million in first quarter 2016
  First quarter cash flow from operating activities was a deficit of $7.9 million, and total liquidity was $117.0 million as of March 31, 2017.

Summary Results from Operations for the First Quarter 2017

For the first quarter 2017, revenue of $187.6 million compares to prior-year first quarter revenue of $210.6 million, adjusting for the sale of Anders.

Enterprise Talent revenue of $102.2 million compares to prior-year first quarter revenue of $139.6 million, or $116.7 million excluding Anders.

Specialty Talent & Technology Solutions revenue of $17.9 million compares to prior-year first quarter revenue of $18.4 million. Specialty Talent revenue of $10.2 million compares to prior-year first quarter revenue of $10.0 million, while Technology Solutions revenue of $7.7 million compares to prior-year first quarter revenue of $8.4 million.

1 Adjusted EBITDA excludes from net loss interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, certain corporate development related items and earnout adjustments. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Engineering Solutions revenue of $56.2 million compares to prior-year first quarter revenue of $63.3 million. Energy, Chemicals and Infrastructure (EC&I) revenue of $27.4 million compares to prior-year first quarter revenue of $34.0 million. Aerospace and Industrial Equipment (AIE) revenue of $12.6 million compares to prior-year first quarter revenue of $13.1 million. Government Services revenue of $16.2 million was flat with the prior-year first quarter.

Management Recruiters International, Inc. (MRI) revenue of $11.3 million compares to prior-year first quarter revenue of $12.2 million. Contract Staffing revenue of $8.9 million compares to prior-year first quarter revenue of $9.2 million, while Royalty & Franchise Fees of $2.4 million compare to the prior-year figure of $3.0 million.

Gross profit of $34.1 million compares to prior-year first quarter gross profit of $43.3 million, or $39.4 million when excluding Anders, a decline of $5.3 million. Gross margin when excluding Anders declined 50 basis points year-over-year, to 18.2%.

The Company reported an operating loss in the first quarter of $5.9 million compared to an operating loss of $3.8 million in the year-ago quarter.

Operating and administrative expenses in the first quarter were $40.0 million versus prior-year first quarter of $47.0 million, or $42.7 million when excluding Anders, an improvement of $2.7 million.

More detailed segment data are included in the tables accompanying this release and in the Company's Form 10-Q Report.

Balance Sheet and Liquidity

CDI ended the first quarter with $6.7 million in cash and cash equivalents versus $3.2 million at the end of 2016 and $9.8 million as of March 31, 2016. The Company had $14.2 million of debt outstanding as of March 31, 2017, versus no debt outstanding at December 31, 2016, and $16.9 million outstanding as of March 31, 2016. Cash flow from operating activities was a deficit of $7.9 million in the first quarter of 2017 versus a deficit of $0.7 million in the first quarter of 2016. Liquidity, including availability under CDI's bank and credit facilities, totaled $117.0 million at March 31, 2017, versus $125.5 million at the end of 2016 and $136.6 million at March 31, 2016.

Business Outlook

The Company expects revenue for the second quarter of 2017 to range from $170 million to $175 million, with the expected sequential decline primarily attributable to seasonal decreases and client attrition in the lower gross margin Western Canada pipeline inspection business that is part of the North America Staffing vertical. In contrast, the Company expects revenue to be largely stable sequentially across its other business verticals. The Company also expects the impact of revenue pressure in the second quarter to be substantially offset by improvement in gross margin as a result of favorable changes in service mix to higher margin solutions verticals, and by lower operating expenses.

Webcast

At 4:30 p.m. Eastern Time on May 10, 2017, Michael S. Castleman, President and Interim CEO, will host a webcast to discuss the first quarter 2017 results and business outlook. The webcast can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) seeks to create extraordinary outcomes with our clients by delivering solutions based on skilled technical and professional talent. Our business is comprised of four segments: Enterprise Talent, Specialty Talent & Technology Solutions, Engineering Solutions and MRI. We provide engineering and information technology solutions encompassing managed, project and talent services. Our clients are in multiple industries, including energy, chemicals, infrastructure, aerospace, industrial equipment and technology, and also include municipal and state governments and the U.S. Department of Defense. We have offices and delivery centers in the U.S. and Canada. In addition, we provide recruiting and staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we and our representatives may make statements that are forward-looking. All statements that address expectations or projections about the future, including, but not limited to, statements about our plans, strategies, adequacy of resources and future financial results (such as revenue, gross profit, operating profit, cash flow, and tax rate), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: weakness or volatility in general economic conditions and levels of capital spending by clients in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' projects or the inability of our clients to pay our fees; the termination of one or more major client contracts or projects; the uncertain timing and funding of new contract awards and renewals; a high concentration of our business with a few large clients; the impact and outcome of our decision to explore strategic alternatives, as announced on March 20, 2017; the failure to achieve the anticipated benefits of acquisitions, and difficulties in integrating acquired businesses with CDI; the inability to obtain favorable price and other terms for any acquisitions and divestitures we may do; delays or reductions in government spending; credit risks associated with our clients; competitive market pressures; foreign currency fluctuations; restrictions on the availability of funds and on our activities under our asset-based, secured credit facility; the availability, retention and cost of qualified labor; our level of success in attracting, training, and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for our business activities, including, but not limited to, the activities of our professional employees and our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; improper disclosure or loss of sensitive or confidential company, client, government, employee or candidate information, including personal data; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the United States Securities and Exchange Commission (SEC), particularly in the "Risk Factors" section in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law. Unless the context otherwise requires, all references herein to "CDI," the "Registrant," the "Company," "we," "us" or "our" are to CDI Corp. and its consolidated subsidiaries.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin which are adjusted to exclude from net loss interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, certain corporate development related costs and earnout adjustments, and Adjusted EPS which excludes from diluted earnings per common share certain corporate development related costs, earnout adjustments, amortization of acquired intangibles, and the related income tax effect. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES (Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
Consolidated Statements of Operations:	2017	2016

Revenue	$187,565	$233,524
Cost of services	153,446	190,249
Gross profit	34,119	43,275
Operating and administrative expenses (1)	39,978	47,047
Restructuring and other related costs (2)	—	49
Operating loss	(5,859)	(3,821)
Other income (expense), net	(413)	(149)
Loss before income taxes	(6,272)	(3,970)
Income tax expense	565	847
Net loss	$(6,837)	$(4,817)

Earnings (loss) per common share:
Basic and diluted	$(0.37)	$(0.24)
Weighted-average shares outstanding - Basic and Diluted	18,679	19,679

Selected Balance Sheet Data:	March 31, 2017	December 31, 2016

Cash and cash equivalents	$6,707	$3,165
Accounts receivable, net	187,905	178,365
Total current assets	212,209	196,368
Total assets	304,947	289,292
Total current liabilities	102,175	80,870
Total equity	183,029	188,976

	Three Months Ended
	March 31,
Selected Cash Flow Data:	2017	2016

Net cash used in operating activities	$(7,875)	$(677)
Depreciation and amortization	2,110	3,082
Capital expenditures	546	1,115

	Three Months Ended
	March 31,
Selected Earnings and Other Financial Data:	2017	2016

Gross margin	18.2%	18.5%
Operating and administrative expenses as a percentage of revenue	21.3%	20.1%
Operating margin	(3.1)%	(1.6)%
Effective income tax rate	(9.0)%	(21.3)%

	Three Months Ended
	March 31,
Selected Segment Data:	2017	2016

Enterprise Talent
Revenue:
North America Staffing	$102,161	$116,684
UK Staffing (3)	—	22,965
Total revenue	$102,161	$139,649
Gross profit	$10,314	$16,481
Gross margin	10.1%	11.8%
Operating profit (2), (4)	$1,780	$1,135
Operating margin	1.7%	0.8%

Specialty Talent and Technology Solutions
Revenue:
Specialty Talent	$10,173	$10,020
Technology Solutions	7,741	8,373
Total revenue	$17,914	$18,393
Gross profit	$4,955	$5,312
Gross margin	27.7%	28.9%
Operating profit (loss) (1), (4)	$(1,042)	$445
Operating margin	(5.8)%	2.4%

Engineering Solutions
Revenue:
Energy, Chemicals and Infrastructure (EC&I)	$27,423	$33,951
Aerospace and Industrial Equipment (AIE)	12,615	13,131
Government Services	16,158	16,172
Total revenue	$56,196	$63,254
Gross profit	$13,481	$15,477
Gross margin	24.0%	24.5%
Operating loss (2), (4)	$(2,601)	$(1,935)
Operating margin	(4.6)%	(3.1)%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$8,872	$9,227
Royalties and Franchise Fees	2,422	3,001
Total revenue	$11,294	$12,228
Gross profit	$5,369	$6,005
Gross margin	47.5%	49.1%
Operating profit (4)	$249	$583
Operating margin	2.2%	4.8%

	Three Months Ended
	March 31,
Non-GAAP Financial Measures:	2017	2016

Adjusted EBITDA (5)	$(2,606)	$(766)
Adjusted EBITDA margin (5)	(1.4)%	(0.3)%
Adjusted operating expenses (5)	$36,726	$44,135
Adjusted EPS (5)	$(0.33)	$(0.24)

(1)

In the first quarter of 2016, the Company's Specialty Talent and Technology Solutions segment recorded a benefit to "Operating and administrative expenses" of $0.8 million related to the reversal of an acquisition-related earnout.

(2)

The following table summarizes the amount of "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2015 by reporting segment for the indicated periods:

	Three Months Ended
	March 31,
	2017	2016

Restructuring and other related costs:
Enterprise Talent	$—	$12
Engineering Solutions	—	37
Total restructuring and other related costs	$—	$49

(3)	On September 16, 2016, the Company completed the sale of CDI AndersElite Limited (Anders), the Company's UK staffing business.

(4)	The following table summarizes the amount of depreciation and amortization recognized by reporting segment for the indicated periods:

	Three Months Ended
	March 31,
	2017	2016

Depreciation and amortization:
Enterprise Talent	$155	$316
Specialty Talent and Technology Solutions	440	1,002
Engineering Solutions	1,014	1,271
MRI	68	66
Corporate	433	427
Total depreciation and amortization	$2,110	$3,082

(5)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA is calculated by excluding from net loss, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, certain corporate development related costs and earnout adjustments. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs" in the consolidated statements of operations, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, certain corporate development related costs and earnout adjustments. Adjusted EPS excludes from diluted earnings per common share, restructuring and other related costs, certain corporate development related costs, earnout adjustments, amortization of acquired intangibles and the related specific income tax effect. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended
	March 31,
	2017	2016

Net loss to Adjusted EBITDA:
Net loss	$(6,837)	$(4,817)
Interest expense, net	414	243
Income tax expense	565	847
Depreciation and amortization	2,110	3,082
Restructuring and other related costs (a)	—	49
Share-based compensation (b)	635	693
Corporate development related (c)	507	16
Earnout adjustments (d)	—	(879)
Adjusted EBITDA	$(2,606)	$(766)
Adjusted EBITDA margin	(1.4)%	(0.3)%

Operating expenses to Adjusted operating expenses:
Operating expenses (e)	$39,978	$47,096
Depreciation and amortization	2,110	3,082
Restructuring and other related costs (a)	—	49
Share-based compensation (b)	635	693
Corporate development related (c)	507	16
Earnout adjustments (d)	—	(879)
Adjusted operating expenses	$36,726	$44,135

EPS to Adjusted EPS:
Earnings (loss) per common share - diluted	$(0.37)	$(0.24)
Corporate development related (c)	0.03	—
Earnout adjustments (d)	—	(0.05)
Amortization of acquired intangibles (f)	0.02	0.05
Income tax effect (g)	(0.01)	—
Adjusted EPS	$(0.33)	$(0.24)

(a)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plan undertaken during 2015.
(b)	Represents share-based compensation expense included in "Operating and administrative expenses" in the consolidated statements of operations.
(c)

Represents incremental costs associated with corporate development related activities, including the acquisition and divestiture of businesses and the review of strategic alternatives, included in "Operating and administrative expenses" in the consolidated statements of operations.

(d)	Represents an expense (benefit) from earnout adjustments associated with the acquisition of businesses included in "Operating and administrative expenses" in the consolidated statements of operations.
(e)

Operating expenses include "Operating and administrative expenses", "Restructuring and other related costs", "Impairment" and "Loss on disposition of business interests" in the consolidated statements of operations.

(f)

Represents the EPS impact to "Operating and administrative expenses" in the consolidated statements of operations related to the amortization of definite-lived intangibles identified as a result of acquisitions completed during the fourth quarter of 2015.

(g)	Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments.

Summary of Historical Impact of Anders on Reported Results

Supplemental Non-GAAP Financial Measures:	Three Months Ended
March 31,
2016

Revenue excluding Anders (i)	$210,559
Gross Profit excluding Anders (i)	39,416
Operating and administrative expenses excluding Anders (i), (ii)	42,678
Depreciation and amortization excluding Anders (i)	2,919

(i)

Revenue excluding Anders, Gross profit excluding Anders, Operating and administrative expenses excluding Anders, and Depreciation and amortization excluding Anders are non-GAAP financial measures. Revenue, Gross profit, Operating and administrative expenses and Depreciation and amortization excluding Anders, excludes from the Company's consolidated revenue, gross profit, operating and administrative expenses and depreciation and amortization, the revenue, gross profit, operating and administrative expenses, depreciation and amortization of UK-based CDI AndersElite Limited.  See reconciliation of these supplemental non-GAAP financial measures to U.S. GAAP financial measures below.

(ii)

Operating and administrative expenses include depreciation and amortization expense, share-based compensation expense, certain corporate development related costs and earnout adjustments as detailed in the above reconciliation of Operating expenses to Adjusted operating expenses.

Reconciliations of Supplemental non-GAAP Financial Measures to U.S. GAAP Financial Measures:

Three Months Ended
March 31,
2016

Revenue to Revenue excluding Anders:
Revenue	$233,524
Anders Revenue	22,965
Revenue excluding Anders	$210,559

Gross Profit to Gross Profit excluding Anders:
Gross profit	$43,275
Anders Gross profit	3,859
Gross profit excluding Anders	$39,416

Operating and Administrative Expenses to Operating and Administrative Expenses excluding Anders:
Operating and administrative expenses (i)	$47,047
Anders Operating and administrative expenses	4,369
Operating and administrative expenses excluding Anders	$42,678

Depreciation and Amortization to Depreciation and Amortization excluding Anders:
Depreciation and amortization	$3,082
Anders Depreciation and amortization	163
Depreciation and amortization excluding Anders	$2,919

(i)

Operating and administrative expenses include depreciation and amortization expense, share-based compensation expense, certain corporate development related costs and earnout adjustments as detailed in the above reconciliation of Operating expenses to Adjusted operating expenses.

CONTACT: Investor Relations - Vance Edelson, ICR LLC, 215-278-8230, InvestorRelations@CDICorp.com